                                                                    EXHIBIT 10.2


                                   LEASE AGREEMENT


    THIS LEASE AGREEMENT is made this   13TH      day of  MARCH , 1997, by and
between AG PARK, L.L.C., a North Dakota limited liability company ("Landlord") and AGSCO, INC., a North Dakota corporation ("Tenant").

    1. PREMISES. Landlord, in consideration of the rents and covenants hereinafter mentioned, to be paid and performed by Tenant, does hereby demise, lease and let unto Tenant, and Tenant does hereby hire and take from Landlord those certain premises including all buildings, equipment, land and improvements on the real property legally described as follows:

          The south 950' of the west 1200' of the Southwest Quarter of the Northwest Quarter (SW1/4NW1/4) of Section Five
          (5), Township One Hundred Fifty (150) North, Range Fifty
          (50), West of the Fifth Principal Meridian, Grand Forks County, North Dakota, containing 26.17 acres, more or less.

    2.    TERMS.  The term of this Lease shall be for a term of 20 years (240
months) commencing on the   1st    day of   January   , 199 7 , (the
"Commencement Date") and terminating 20 years from date, unless sooner terminated or further extended as herein provided. The term "Lease Year", as used herein, shall mean the twelve (12) month period beginning with the Commencement Date is other than the first day of a month, and each successive twelve-month period thereafter during the term of this Lease.

    3. RENEWAL. Provided Tenant is not then in default under any of the terms of this Lease, Tenant shall have the right, at its option, to renew the term of this Lease under the same terms, conditions and rentals as provided herein for five (5) consecutive periods of five (5) years each. To exercise any renewal option, Tenant must notify Landlord in writing of Tenant's election to so renew not later than ninety (90) days prior to the end of the initial term or due date of the last monthly lease payment.

    4. RENT. Tenant shall pay Landlord during the term of this Lease, Annual Minimum Rent payable in equal monthly installments, on or before the first day of each month in advance, at the office of Landlord or at such other place designated by Landlord without prior demand therefor. In the event that the Commencement Date occurs on a date other than the first day of a month, rent for a period from the Commencement Date to the first day of the first Lease Year shall be paid on a prorated basis.


                                     Ex. 10.2 - 1

    4.1. MONTHLY RENT. Monthly Minimum Rent (1/12th of Annual Minimum Rent) shall be in the amount of Thirty-nine Thousand Six Hundred and NO/100 ($39,600.00) Dollars per month during the first year.

    4.2. RENTAL ADJUSTMENTS. The Annual Minimum Rent referenced in paragraph 4 above and payable under paragraph 4.1 above shall be reappraised annually, in advance of the annual anniversary of the Commencement Date, by agreement between the parties for the ensuing rental period. In the event the parties are unable to agree upon such reappraisal then each of the parties shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall fix and determine the rent to be paid by the Tenant to the Landlord for the ensuing rental period. The annual reappraisal of the Annual Minimum Rent shall be addressed in this Lease by the attached Addendum executed by the parties.

    5. CONDITION AND USE OF PREMISES. Tenant shall use the Premises for storage and marketing of agricultural fertilizer, seed, and chemical products. Tenant shall not use the Premises for any unlawful purposes and Tenant shall further comply with such lawful requirements of the State, municipal or public authorities which relate to the use and occupancy of the Premises, but Tenant shall not be required to make any alterations, additions or improvements to the Premises unless the same are required by the nature of Tenant's occupancy or the terms of this Lease. The Premises is being delivered to Tenant in "AS IS" condition, with all faults, including, without limitations, latent and patent defects. Landlord has no obligation to alter, improve or repair the Premises during the Lease term.

    6.    COVENANTS OF LANDLORD.  Landlord covenants and warrants with Tenant:

          6.1. That Landlord has the right to lease the Premises on the terms herein contained;

          6.2. That Landlord has good and marketable title to the Premises, free and clear of all tenants and occupants and the rights of either;

          6.3. That Tenant, upon paying the rent and performing the covenants of this Lease, may quietly have, hold and enjoy the Premises during the term hereof and any renewal thereof.

    7. UTILITIES. Tenant shall pay all charges for utilities on the Premises, including, but not limited to, charges for gas, electricity, water and sewage, and lighting for the parking lot.

    Tenant shall also pay any and all charges relating to snow removal, graveling, parking lot and roads, assessments for improvements to roads, and maintenance of lawn or grounds regarding the Premises.


                                     Ex. 10.2 - 2
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    8.    REAL ESTATE TAXES AND SPECIAL ASSESSMENTS.  Tenant shall pay all real property taxes and installments of special assessments, payable during the term of this Lease and any renewal thereof. The real property taxes and installments of special assessments payable during the first and last Lease Years shall be prorated for the period of Tenant's occupancy for such period.

    9. REPAIR AND MAINTENANCE. Tenant shall, at its own expense maintain the roof, exterior, interior and all structural components and equipment of and in the building located on the Premises, including, without limitation, the electrical system, the plumbing, any heating, ventilating and air conditioning systems, all drains, fixtures, appliances, overhead doors, loading docks, entryways, and the parking lot, in good repair and in good sanitary condition during the term at this Lease or any renewals thereof.

    Tenant shall replace at its own expense promptly any and all glass broken in or about the Premises with glass of the same quality used when originally installed, except glass broken by Landlord, its employees, or agents.

    Tenant does further agree that it will not in any manner deface, injure or destroy the Premises, or any part thereof, and to the extent that the Premises are defaced, injured or destroyed by an act of negligence of Tenant, its agents, invitees, customers, and/or employees, tenant will at its own expense, notwithstanding anything contained in this Lease to the contrary, repair or restore the Premises to the original condition at commencement of this Lease.

    10. ALTERATIONS. Tenant shall not make any alterations, additions, installations or changes in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. All alterations, additions, installations and change in and to the Premises shall be at Tenant's sole cost and expense and shall remain on and be surrendered with the Premises as a part thereof at the termination at this Lease. Provided, however, that if such alterations, additions and/or improvements costs of signs, trade fixtures, equipment and/or other property which is not normally considered to be a structural part of such premises, Tenant may remove the same at or prior to the termination of this lease on condition that it repair any damage caused to the Premises by reason of such removal. All such alterations, additions, improvements, and changes shall be done in a good and workmanlike manner, in compliance with applicable laws, building codes and regulations, shall not weaken any structural portions of the Premises, and Tenant shall not permit any laborer's mechanic's or materialmen's liens to attach to the Premises by reason thereof. Tenant shall have the right to contest any mechanic's lien or other lien which attaches to the Premises, provided that Tenant provides Landlord with reasonable security for the same.

    11. SIGNS. Tenant shall have the right to install or affix signs on the Premises setting forth its name and/or its sublessee's name and the products they distribute, providing the same comply with all applicable laws, orders, ordinances, regulations and requirements of the State, country and/or municipal authorities, and providing further, that said signs do not injure any structural portion of the Premises.


                                     Ex. 10.2 - 3

    12. LIABILITY. Landlord shall not be responsible or liable to Tenant, and Tenant hereby indemnifies and holds Landlord harmless for any damage, loss or expense to Tenant or its property caused by or incurred by reason of fire, water, snow, rain, backing up of water mains or sewers, frost, steam, sewage, gas, electricity and by the bursting, stoppage or leaking of pipes or radiators, plumbing sinks and fixtures in or about the Premises or by reason of the collapse of the building of which the Premises are a part. Further, Landlord shall not be responsible or liable for, and Tenant hereby indemnifies and holds Landlord harmless for any damage, either to person or persons or property or the loss of property, sustained by Tenant or by any other person or persons due to any act or neglect of Tenant. Further, Tenant shall not be responsible or liable for, and Landlord hereby indemnifies and holds Tenant harmless for any damage, either to person or persons or to property or the less of property, sustained by Landlord or by any other person or persons due to any act or neglect of Landlord.

    13. INSURANCE. Tenant agrees that during the term of this Lease or any renewal thereof it will carry and provide to Landlord copies of policies or certificates evidencing proof of the existence of (a) fire and extended coverage insurance on the building situated on the Premises and the contents thereof for the full replacement value thereof, and Tenant shall cause Landlord to be designated as an additional named insured under such policy or policies and Tenant hereby waives all claims against Landlord for loss or damage resulting from fire or other insurable hazards regardless of the cause of such damage, including damage resulting from the negligence of Landlord, its agent, servants or employees, and Tenant agrees to obtain waiver of subrogation endorsements on Tenant's insurance policies which cover the Premises in the event of a happening of such hazards; (b) comprehensive public liability insurance naming Landlord as the insured, to insure against injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Premises with limits of public liability not less than Two Million Dollars/Four Million Dollars ($2,000,000.00/$4,000,000.00) for death and/or bodily injury, including personal injury and property damage liability, also covering intentional acts of the insured and contractual liability voluntarily assumed by the insured; (c) plate glass insurance; and (d) workers' compensation insurance with limits of liability not less than that required by applicable law.

    14. DESTRUCTION OF OR DAMAGE TO PREMISES. If the Premises are destroyed by or damaged by fire, or any action of the elements, or other casualty, Landlord agrees, with reasonable dispatch after notice thereof, at its own cost and expense, to the extent of insurance proceeds, to restore the Premises to a kind and quality substantially similar to those existing as of the commencement of this Lease. In the event the destruction or damage is so extensive as to make it unfeasible for Tenant to conduct its business on the Premises, rent shall be payable until Tenant resumes the conduct of its business on the Premises.

    15. DEFAULT. If Tenant shall be in default in performing any of the terms and provisions of this Lease, Landlord shall give Tenant notice in writing by certified mail of such default, and if Tenant shall fail to cure such default within ten (10) days after the receipt of such notice (or shall fail in that time to commence to cure a default whose cure would require more than 10 days), then and in any such event, Landlord may, without further notice or demand, elect to either terminate this


                                     Ex. 10.2 - 4
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lease, or without terminating this Lease, terminate the Tenant's right to possession of the Premises. Besides any other rights and remedies Landlord may have by law or otherwise, it shall have the immediate right of re-entry and may remove all persons and property from the Premises. Landlord's entry upon and taking possession of the Premises shall not in any way terminate this Lease or release Tenant in whole or in part from Tenant's obligation to pay the rental hereunder for the full Lease term or discharge Tenant from liability for any loss or damage sustained by Landlord on account of Tenant's breach of the Lease unless Landlord elects in writing to terminate the Lease. Upon Landlord's re-entering the Premises, it may attempt to relet all or any part of the Premises for such term or terms and at such rent or rentals as Landlord, in the exercise of its sole discretion, may deem advisable. Upon such reletting, all rent and other sums received by Landlord shall be applied; first, to the payment of any costs and expenses of such reletting, including reasonable attorney's fees incurred by Landlord due to Tenant's default, brokerage fees ind reasonable costs of alterations and repairs undertaken for such reletting; second, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied to the payment of any future amounts that become due and payable hereunder. If such rental and other sums received from such reletting during any month be less than the rental (and the costs set forth in the previous sentence) to be paid during such month by Tenant hereunder, Tenant shall pay over such deficiency immediately to Landlord.

    Landlord may, but shall not be obligated to, cure, at any time upon reasonable notice to Tenant, any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses, including reasonable attorney's fees, incurred by Landlord incurring the default, together with interest thereon at an annual rate of 18% from the date of such payment, shall be payable as additional rent to Landlord on demand.

    16. BREACH BY LANDLORD. If Landlord shall fail to perform any covenant agreed by it to be performed herein, and said covenant obligates Landlord to expend a certain sum of money, Tenant may cure said default of Landlord by the expenditure of the money required and may deduct the amount spent from any rent due or to become due hereunder, provided that Tenant gives Landlord written notice of such default after which notice Landlord shall have thirty (30) days to cure the same or to commence to cure the same in the event that the default by its nature requires a greater length of time. In the event Landlord's breach is such that the expenditure of money cannot cure such breach, Tenant may suspend payment of rent.

    17. HOLDING OVER. If Tenant shall remain in possession after the expiration of the term of this Lease or any renewal thereof with Landlord's acquiescence, Tenant shall be a tenant at will on a month-to-month basis at an annual minimum rent one and one-half times the most recent annual minimum rent paid by Tenant and there shall he no renewal of this Lease by operation of law.

    18. SURRENDER OF PREMISES. Tenant shall, at the expiration of this Lease, surrender the Premises, including all improvements subsequently made thereon, except as hereinabove provided,


                                     Ex. 10.2 - 5
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to Landlord in as good condition and repair as at the time possession thereof was taken, damage from natural wear and tear excepted, and except for damage from an insured casualty.

    19. SUBLEASE AND ASSIGNMENT. Tenant shall not assign or sublet the Premises without the prior written consent of Landlord. In the event Tenant desires to assign or sublet the Premises or cease operations upon the Premises; Tenant shall give Landlord one hundred twenty (120) days written notice. Landlord shall have the right at its sole option to terminate this Lease by giving Tenant written notice of such termination prior to the expiration of the one hundred twenty (120) days.

    Consent by Landlord to any one assignment or subletting shall not operate as a waiver of Landlord's rights as to any subsequent assignments or subletting. No subletting or assignment shall release Tenant or any guarantor of this Lease of any of its or their obligations under this Lease or be construed or taken as a waiver of any of Landlord's right or remedies hereunder.

    20. EMINENT DOMAIN AND CONDEMNATION. All damages awarded for a taking under the power of eminent domain of all or any part of the Premises shall belong to and be the property of Landlord; provided, however, that Tenant shall be entitled to any separate award made for relocation of Tenant's business and depreciation or damage to and cost of removal of Tenant's personal property and trade fixtures. The provisions contained in this paragraph shall apply in like way to any sale made under imminent threat of such taking. In the event of any lessor taking or sale, this Lease shall continue in full force and effect as if said taking had not occurred, but Landlord shall restore the improvements to a condition as nearly as practicable to their former condition at Landlord's sole cost and expense.

    21. ENVIRONMENTAL MATTERS. Tenant will not, nor shall it permit any approved subtenant or other party, to install, store, treat, use, transport or dispose, or permit or acquiesce in the installation, storage, use, treatment, transportation or disposal, on the Premises of any chemical, material, or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local or governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Premises or the occupants of adjoining buildings or properties, unless written approval of the Landlord is obtained by Lessee approving of the installation, storage, treatment, use, transportation or disposal of a certain chemical, material or substance. In the event of any such installation, storage, treatment, use, transportation or disposal, whether approved by Landlord or not, the Tenant shall, as required by applicable law or at the direction of the Landlord or any federal, state or local authority, remove any such hazardous materials, or otherwise comply with the regulations or orders of such authority, all at the expense of Tenant. It the Tenant shall fail to proceed with such removal or otherwise comply with such regulations or orders within any reasonable cure period set by the Landlord, or within the cure period permitted under the applicable regulation or order, Landlord, at its option, may declare that an event of default has occurred hereunder, or Landlord may, but shall not be obligated to, do whatever is necessary to eliminate such hazardous materials from the Premises or otherwise comply with the applicable regulation or order, and the cost thereof shall


                                     Ex. 10.2 - 6
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become immediately due and payable from Tenant, without notice.  Further, Tenant shall indemnify Landlord and hold Landlord harmless from and against all loss, damage and expense (including, without limitation, reasonable attorney's fees and costs incurred in the investigation, defense, and settlement of claims) that Landlord may incur as a result of or in connection with the assertion against Landlord of any claim relating directly or indirectly, in whole or in part, to the presence or removal of any hazardous materials, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto.
The liability of Tenant under the provisions of this paragraph shall survive the expiration or other termination of this Lease or the transfer of Landlord's interest in the Premises.

    22. WAIVER. No terms or conditions of this Lease shall be in any manner altered, waived or abandoned except by written instrument acknowledged and delivered by Tenant to Landlord of any of the terms and conditions of this Lease shall be deemed or taken to be a waiver of any succeeding breach of said terms and conditions.

    23. BINDING CLAUSE. The covenants, conditions and agreements contained herein shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

    24. BROKER'S COMMISSION. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease and each of the parties agrees to indemnify the other against and hold them harmless from all liabilities arising from any such claim.

    25. NOTICES. Notices given hereunder shall be in writing and delivered in person or sent by United States certified or registered mail, postage prepaid to the parties at the following addresses:

    Landlord:   AG PARK, L.L.C.
                2600 Mill Road
                Grand Forks, ND 56208-3458

    Tenant:     Agsco, Inc.
                2600 Mill Road
                Grand Forks, ND 58208-3458

Any notice required hereunder shall be deemed given on the date postmarked.


                                     Ex. 10.2 - 7
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    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

                             AG PARK, L.L.C.


                             By:
                                ----------------------------------------

                                  Its:
                                      ----------------------------------


                             By:
                                ----------------------------------------

                                  Its:
                                      ----------------------------------

                             Agsco, Inc.


                             By:
                                ----------------------------------------

                                  Its:
                                      ----------------------------------


                             By:
                                ----------------------------------------

                                  Its:
                                      ----------------------------------


STATE OF NORTH DAKOTA   )
                        ) ss.
COUNTY OF GRAND FORKS   )

    The foregoing instrument was acknowledged before me this   13th   day of
March   , 1997, by   Randy R. Brown         , the     President       and
    David J. Glessner   , the   Secretary    of AG PARK, L.L.C., a North Dakota
limited liability company, on behalf of the company.



                             -------------------------------------------
                             Notary Public
                             My Commission Expires:


                                     Ex. 10.2 - 8

STATE OF NORTH DAKOTA   )
                        ) ss.
COUNTY OF GRAND FORKS   )

    The foregoing instrument was acknowledged before me this   13TH   day of
March   , 1997, by   Randy R. Brown         , the     President       and
    David J. Glessner   , the   Secretary    of Agsco, Inc., a North Dakota
limited liability company, on behalf of the corporation.



                             -------------------------------------------
                             Notary Public
                             My Commission Expires:


                                     Ex. 10.2 - 9
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                                       ADDENDUM

Section 4.1 of that certain Lease Agreement dated   March 13    , 199 7   , by
and between AG PARK, L.L.C. and Agsco, Inc., shall be amended as of the date of this Addendum to read as follows:

    4.1   MONTHLY RENT.  Monthly Minimum Rent (1/12th of Annual Minimum Rent)
shall be in the amount of   Forty-one Thousand five hundred and no/100
Dollars ($  41,500.00  ) during the Lease Year commencing   JANUARY 1, 1997
, and ending   December 31, 1997  .

    DATED this  13TH   day of  March        ,   1997 .
              --------        -------------- ---------


                             AG PARK, L.L.C.


                             By:
                                ----------------------------------------

                                  Its:
                                      ----------------------------------



                             Agsco, Inc.


                             By:
                                ----------------------------------------

                                  Its:
                                      ----------------------------------